Exhibit 10.1
To:               Marvin Veizaga

From:        Colin McDonald
Chief Human Resources Officer

Date:         March 10, 2026

RE:              Promotion | Salary Adjustment

Congratulations, Marvin!
This memo confirms your promotion to Senior Vice President, Chief Accounting Officer,  effective March 10, 2026. You will report to William Burns, Executive Vice President , Chief Financial Officer.
Your new bi-weekly rate of pay will be $13,076.92, which, when annualized, is equivalent to $340,000.00.
Your Short-Term Incentive target will remain at 50% of your base salary for 2026. Your Long-Term Incentive target will increase to 50% of your base salary, also effective in 2026.
Accompanying this memo is a new job description for your review and signature acknowledgement.  All other terms and conditions of your employment remain unchanged.

We wish you the best in your new role and we look forward to your continued contribution to the success of the organization.

Please feel free to reach out to me if you have any questions.

Cc:  Employee file.

I understand and agree to the terms outlined above.

/s/ Marvin Veizaga                                                      March 10, 2026
Marvin Veizaga                                                                                Date